Exhibit 99.1

Covanta Holding Corporation Initiates Trade Receivable Securitization Program

MORRISTOWN, NJ, December 9, 2019 – Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a world leader in sustainable waste management and renewable energy, today announced that its subsidiary, Covanta Energy, LLC, has entered into a $100 million trade receivable securitization program. The program enables Covanta to raise incremental, low cost funding by selling certain receivables on a revolving basis to third-party financial institutions. The sales of receivables under the program are expected to be accounted for as cash flow from operations under US GAAP.

“Utilizing this program offers us a very attractive and efficient mechanism to diversify our sources of liquidity at a lower cost than our corporate credit facilities,” said Bradford Helgeson, Covanta’s Chief Financial Officer. “From a reporting standpoint, this transaction will reduce balance sheet leverage in the near-term, as we used proceeds from the initial sale of receivables to repay borrowings under our revolver, and the resulting cash flow benefit was contemplated in our outlook for 2019.”

Crédit Agricole Corporate and Investment Bank is acting as administrative agent for the program.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Energy-from-Waste facilities safely convert approximately 21 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle over 600,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission ("SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation, its subsidiaries and joint ventures or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical facts are forward-looking statements.  For additional information see the Cautionary Note Regarding Forward-Looking Statements in the Company's 10-K, previously filed with the SEC.

Exhibit 99.1

Exhibit 99.1

Investor Contact Media Contact

Dan Mannes James Regan
1.862.345.5456 1.862.345.5216
IR@covanta.com